Exhibit 99.1
LENDINGTREE INTRODUCES 2020 GUIDANCE AHEAD OF INVESTOR DAY

CHARLOTTE, NC - December 11, 2019 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today introduced financial guidance for fiscal year 2020 ahead of the company’s Analyst and Investor Day.
The Analyst and Investor event is being hosted in New York at the Nasdaq MarketSite in Times Square. The presentation will begin promptly at 10:30 a.m. ET. A live webcast with accompanying slides will be made available on the company’s investor relations website at investors.lendingtree.com.
“2019 has been another monumental year at LendingTree, and we are thrilled with the progress we’ve made across the platform,” said Doug Lebda, Chairman and CEO. “It is becoming increasingly clear that there is a vast opportunity to leverage our diversified portfolio of businesses to become the destination consumers select for choice, education, and support in all of their financial decisions. Today, we look forward to introducing our outlook for 2020 and discussing areas of strategic importance throughout the company.”
Financial Outlook - 2020
LendingTree is providing revenue, variable marketing margin, and adjusted EBITDA guidance for full-year 2020, as follows:

•	Revenue is anticipated to be in the range of $1,250 - $1,300 million, representing growth of 13% - 18% over the midpoint of full-year 2019 guidance of $1,105 million.

•	Variable marketing margin is anticipated to be in the range of $450 - $470 million.

•	Adjusted EBITDA is anticipated to be in the range of $225 - $235 million, up 12% - 17% over the midpoint of full-year 2019 guidance of $201 million.

LendingTree’s Principles of Financial Reporting

LendingTree reports Variable Marketing Margin and Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA") as non-GAAP measures supplemental to GAAP.

Variable Marketing Margin is defined as revenue less Variable Marketing Expense. Variable Marketing Expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating Variable Marketing Margin, and the costs of such re-sold advertising are included in cost of revenue in the Company's consolidated statements of operations and consolidated income and are included in Variable Marketing Expense for purposes of calculating Variable Marketing Margin. Variable Marketing Margin is a measure of the operating efficiency of the Company's operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company's operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company's proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin is a primary metric by which the Company measures the effectiveness of its marketing efforts.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation. Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items. Adjusted EBITDA is a primary metric by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and by which management and many employees are compensated.

The most directly comparable GAAP measure for both Variable Marketing Margin and Adjusted EBITDA is net income from continuing operations.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. However, LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions.  Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2018, in our Quarterly Report on Form 10-Q for the period ended September 30, 2019, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree (NASDAQ: TREE) is the nation's leading online marketplace that connects consumers with the choices they need to be confident in their financial decisions. LendingTree empowers consumers to shop for financial services the same way they would shop for airline tickets or hotel stays, by comparing multiple offers from a nationwide network of over 500 partners in one simple search and choosing the option that best fits their financial needs. Services include mortgage loans, mortgage refinances, auto loans, personal loans, business loans, student refinances, credit cards, insurance and more. Through the My LendingTree platform, consumers receive free credit scores, credit monitoring and recommendations to improve credit health. My LendingTree proactively compares consumers' credit accounts against offers on our network and notifies consumers when there is an opportunity to save money. In short, LendingTree's purpose is to help simplify financial decisions for life's meaningful moments through choice, education and support.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208